Exhibit 32

In connection with the Quarterly Report of Pony Express U.S.A., Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Peter Ticktin, Chief Executive Officer of the Company, and Harvey Scholl, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Peter Ticktin
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Peter Ticktin, Chief Executive Officer
August 23, 2004


/s/ Harvey Scholl
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Harvey Scholl, Chief Financial Officer
August 23, 2004